Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports Record Second Quarter EPS from Continuing Operations

•	EPS from continuing operations for the second quarter was a record $1.12 and included a non-cash franchise rights impairment charge of $0.08 per share

•
Net income from continuing operations was $101 million, up 4% compared to second quarter 2018 net income from continuing operations of $97 million. Net income from continuing operations included after-tax non-cash franchise rights impairment charges of $7 million in the second quarter of 2019 and $6 million in the second quarter of 2018.

•	Same-store total variable and new vehicle gross profit per vehicle retailed were up $216 or 6% and $165 or 10%, respectively, compared to the year-ago period

•
All-time record same-store Customer Financial Services gross profit per vehicle retailed of $1,926, up $134 or 7% compared to the year-ago period. Same-store Customer Care gross profit was up 7% compared to the year-ago period.

FORT LAUDERDALE, Fla., (July 22, 2019) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported second quarter 2019 net income from continuing operations of $101 million, or $1.12 per share, up 4% compared to second quarter 2018 net income from continuing operations of $97 million, or $1.07 per share. Net income from continuing operations included non-cash franchise rights impairment charges of $7 million after-tax, or $0.08 per share, in the second quarter of 2019 and $6 million after-tax, or $0.07 per share, in the second quarter of 2018.
Same-store second quarter 2019 revenue totaled $5.3 billion, which was relatively flat compared to the same period a year ago. Same-store second quarter 2019 gross profit totaled $879 million, an increase of 5% compared to the year-ago period, driven by growth in Customer Care, Used Vehicle, and Customer Financial Services gross profit. Same-store new vehicle gross profit per vehicle retailed was $1,764, up $165 or 10% compared to the year-ago period. Same-store used vehicle gross profit per vehicle retailed was relatively flat compared to the year-ago period at $1,459. Same-store Customer Financial Services gross profit per vehicle retailed was an all-time record of $1,926, up $134 or 7% compared to the year-ago period.
Share Repurchase
During the second quarter of 2019, AutoNation repurchased 0.3 million shares of common stock for an aggregate purchase price of $11 million. As of July 19, 2019, AutoNation has approximately $219 million remaining Board authorization for share repurchase and 89 million shares outstanding.
Segment Results
Segment results(1) for the second quarter 2019 were as follows:
Second Quarter 2019 Segment Results

•	Domestic – Domestic segment income(2) was $66 million compared to year-ago segment income of $67 million, a decrease of 2%.

•	Import – Import segment income(2) was $81 million compared to year-ago segment income of $78 million, an increase of 4%.

•	Premium Luxury – Premium Luxury segment income(2) was $95 million compared to year-ago segment income of $85 million, an increase of 12%.

For the six-month period ended June 30, 2019, AutoNation reported net income from continuing operations of $193 million, or $2.14 per share, compared to $191 million, or $2.08 per share, for the same period in the prior year. AutoNation’s revenue for the six-month period ended June 30, 2019, totaled $10.3 billion, down 3% compared to $10.7 billion for the same period in the prior year.

In 2015, AutoNation launched its Drive Pink initiative. Through Drive Pink, AutoNation has engaged customers, teammates, and the community in its mission to find a cure for cancer. As of June 30, 2019, with millions of Drive Pink license plates on vehicles from coast to coast to date, AutoNation has raised over $20 million, and remains committed to drive out cancer, create awareness, and support critical research.

The second quarter conference call may be accessed by telephone at (866) 211-3176 (Conference ID: 5586851) at 11:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 2:00 p.m. Eastern Time on July 23, 2019, through August 21, 2019, by calling (800) 585-8367 (Conference ID: 5586851).

(1)
AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Jaguar Land Rover, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest automotive retailer, is transforming the automotive industry through its bold leadership, innovation, and comprehensive brand extensions. As of June 30, 2019, AutoNation owned and operated over 325 locations from coast to coast. AutoNation has sold over 12 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Launched in 2015, AutoNation’s Drive Pink initiative, which has raised over $20 million, is committed to drive out cancer, create awareness, and support critical research. AutoNation continues to be a proud supporter of the Breast Cancer Research Foundation and other cancer-related charities.

Please visit www.autonation.com, investors.autonation.com, www.twitter.com/CEOLiebert, and www.twitter.com/AutoNation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation’s automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, or investments, including our brand extension strategies, and expectations for our restructuring and cost savings plan, future results and the future performance of our franchises (including with respect to sales of used vehicles and parts and accessories) and the automotive retail industry, as well as other statements that describe our objectives, goals, or plans are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions, including changes in interest rates, fuel prices, and tariffs; new and used vehicle margins; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to successfully implement, and customer adoption of, our brand extension strategies; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
New vehicle	$2,769.6	$2,949.6	$5,266.3	$5,751.9
Used vehicle	1,379.4	1,298.7	2,719.0	2,629.2
Parts and service	901.5	857.1	1,778.2	1,715.6
Finance and insurance, net	255.2	247.8	491.7	488.6
Other	38.1	38.8	70.4	66.6
Total revenue	5,343.8	5,392.0	10,325.6	10,651.9
Cost of sales:
New vehicle	2,644.1	2,824.8	5,018.9	5,497.4
Used vehicle	1,282.6	1,207.5	2,531.7	2,452.2
Parts and service	489.6	469.8	967.4	942.8
Other	36.7	38.1	67.6	65.4
Total cost of sales	4,453.0	4,540.2	8,585.6	8,957.8
Gross profit	890.8	851.8	1,740.0	1,694.1
Selling, general, and administrative expenses	637.0	625.3	1,260.0	1,252.1
Depreciation and amortization	44.4	41.1	88.5	81.1
Franchise rights impairment	9.6	8.1	9.6	8.1
Other income, net	(3.7)	(13.9)	(12.4)	(24.2)
Operating income	203.5	191.2	394.3	377.0
Non-operating income (expense) items:
Floorplan interest expense	(37.4)	(32.4)	(76.4)	(60.7)
Other interest expense	(27.7)	(29.7)	(55.5)	(62.0)
Interest income	0.1	0.3	0.3	0.5
Other income (loss), net	(0.3)	0.2	1.6	1.0
Income from continuing operations before income taxes	138.2	129.6	264.3	255.8
Income tax provision	37.2	32.2	71.2	65.1
Net income from continuing operations	101.0	97.4	193.1	190.7
Income (loss) from discontinued operations, net of income taxes	(0.2)	0.2	(0.3)	0.6
Net income	$100.8	$97.6	$192.8	$191.3
Diluted earnings (loss) per share*:
Continuing operations	$1.12	$1.07	$2.14	$2.08
Discontinued operations	$—	$—	$—	$0.01
Net income	$1.12	$1.07	$2.13	$2.08
Weighted average common shares outstanding	90.2	91.2	90.4	91.9
Common shares outstanding, net of treasury stock, at period end	89.1	89.8	89.1	89.8

* Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	$ Variance	% Variance	2019	2018	$ Variance	% Variance
Revenue:
New vehicle	$2,769.6	$2,949.6	$(180.0)	(6.1)	$5,266.3	$5,751.9	$(485.6)	(8.4)
Retail used vehicle	1,307.2	1,217.4	89.8	7.4	2,569.0	2,454.5	114.5	4.7
Wholesale	72.2	81.3	(9.1)	(11.2)	150.0	174.7	(24.7)	(14.1)
Used vehicle	1,379.4	1,298.7	80.7	6.2	2,719.0	2,629.2	89.8	3.4
Finance and insurance, net	255.2	247.8	7.4	3.0	491.7	488.6	3.1	0.6
Total variable operations	4,404.2	4,496.1	(91.9)	(2.0)	8,477.0	8,869.7	(392.7)	(4.4)
Parts and service	901.5	857.1	44.4	5.2	1,778.2	1,715.6	62.6	3.6
Other	38.1	38.8	(0.7)		70.4	66.6	3.8
Total revenue	$5,343.8	$5,392.0	$(48.2)	(0.9)	$10,325.6	$10,651.9	$(326.3)	(3.1)
Gross profit:
New vehicle	$125.5	$124.8	$0.7	0.6	$247.4	$254.5	$(7.1)	(2.8)
Retail used vehicle	90.5	87.0	3.5	4.0	174.8	169.0	5.8	3.4
Wholesale	6.3	4.2	2.1		12.5	8.0	4.5
Used vehicle	96.8	91.2	5.6	6.1	187.3	177.0	10.3	5.8
Finance and insurance	255.2	247.8	7.4	3.0	491.7	488.6	3.1	0.6
Total variable operations	477.5	463.8	13.7	3.0	926.4	920.1	6.3	0.7
Parts and service	411.9	387.3	24.6	6.4	810.8	772.8	38.0	4.9
Other	1.4	0.7	0.7		2.8	1.2	1.6
Total gross profit	890.8	851.8	39.0	4.6	1,740.0	1,694.1	45.9	2.7
Selling, general, and administrative expenses	637.0	625.3	(11.7)	(1.9)	1,260.0	1,252.1	(7.9)	(0.6)
Depreciation and amortization	44.4	41.1	(3.3)		88.5	81.1	(7.4)
Franchise rights impairment	9.6	8.1	(1.5)		9.6	8.1	(1.5)
Other income, net	(3.7)	(13.9)	(10.2)		(12.4)	(24.2)	(11.8)
Operating income	203.5	191.2	12.3	6.4	394.3	377.0	17.3	4.6
Non-operating income (expense) items:
Floorplan interest expense	(37.4)	(32.4)	(5.0)		(76.4)	(60.7)	(15.7)
Other interest expense	(27.7)	(29.7)	2.0		(55.5)	(62.0)	6.5
Interest income	0.1	0.3	(0.2)		0.3	0.5	(0.2)
Other income (loss), net	(0.3)	0.2	(0.5)		1.6	1.0	0.6
Income from continuing operations before income taxes	$138.2	$129.6	$8.6	6.6	$264.3	$255.8	$8.5	3.3
Retail vehicle unit sales:
New	70,516	79,054	(8,538)	(10.8)	134,029	153,232	(19,203)	(12.5)
Used	62,339	60,081	2,258	3.8	123,510	122,291	1,219	1.0
	132,855	139,135	(6,280)	(4.5)	257,539	275,523	(17,984)	(6.5)
Revenue per vehicle retailed:
New	$39,276	$37,311	$1,965	5.3	$39,292	$37,537	$1,755	4.7
Used	$20,969	$20,263	$706	3.5	$20,800	$20,071	$729	3.6
Gross profit per vehicle retailed:
New	$1,780	$1,579	$201	12.7	$1,846	$1,661	$185	11.1
Used	$1,452	$1,448	$4	0.3	$1,415	$1,382	$33	2.4
Finance and insurance	$1,921	$1,781	$140	7.9	$1,909	$1,773	$136	7.7
Total variable operations(1)	$3,547	$3,303	$244	7.4	$3,549	$3,310	$239	7.2

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2019 (%)	2018 (%)	2019 (%)	2018 (%)
Revenue mix percentages:
New vehicle	51.8	54.7	51.0	54.0
Used vehicle	25.8	24.1	26.3	24.7
Parts and service	16.9	15.9	17.2	16.1
Finance and insurance, net	4.8	4.6	4.8	4.6
Other	0.7	0.7	0.7	0.6
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	14.1	14.7	14.2	15.0
Used vehicle	10.9	10.7	10.8	10.4
Parts and service	46.2	45.5	46.6	45.6
Finance and insurance	28.6	29.1	28.3	28.8
Other	0.2	—	0.1	0.2
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.5	4.2	4.7	4.4
Used vehicle - retail	6.9	7.1	6.8	6.9
Parts and service	45.7	45.2	45.6	45.0
Total	16.7	15.8	16.9	15.9
Selling, general, and administrative expenses	11.9	11.6	12.2	11.8
Operating income	3.8	3.5	3.8	3.5
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	71.5	73.4	72.4	73.9
Operating income	22.8	22.4	22.7	22.3

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	$ Variance	% Variance	2019	2018	$ Variance	% Variance
Revenue:
Domestic	$1,707.3	$1,826.1	$(118.8)	(6.5)	$3,276.1	$3,599.8	$(323.7)	(9.0)
Import	1,627.3	1,717.0	(89.7)	(5.2)	3,123.4	3,369.6	(246.2)	(7.3)
Premium luxury	1,820.9	1,730.2	90.7	5.2	3,555.0	3,448.0	107.0	3.1
Total	5,155.5	5,273.3	(117.8)	(2.2)	9,954.5	10,417.4	(462.9)	(4.4)
Corporate and other	188.3	118.7	69.6	58.6	371.1	234.5	136.6	58.3
Total consolidated revenue	$5,343.8	$5,392.0	$(48.2)	(0.9)	$10,325.6	$10,651.9	$(326.3)	(3.1)

Segment income*:
Domestic	$65.9	$67.1	$(1.2)	(1.8)	$122.1	$127.4	$(5.3)	(4.2)
Import	81.4	78.1	3.3	4.2	154.0	150.9	3.1	2.1
Premium luxury	95.3	84.9	10.4	12.2	179.6	172.6	7.0	4.1
Total	242.6	230.1	12.5	5.4	455.7	450.9	4.8	1.1
Corporate and other	(76.5)	(71.3)	(5.2)		(137.8)	(134.6)	(3.2)
Add: Floorplan interest expense	37.4	32.4	5.0		76.4	60.7	15.7
Operating income	$203.5	$191.2	$12.3	6.4	$394.3	$377.0	$17.3	4.6

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	22,685	26,300	(3,615)	(13.7)	42,890	50,905	(8,015)	(15.7)
Import	31,957	36,286	(4,329)	(11.9)	60,713	70,236	(9,523)	(13.6)
Premium luxury	15,874	16,468	(594)	(3.6)	30,426	32,091	(1,665)	(5.2)
	70,516	79,054	(8,538)	(10.8)	134,029	153,232	(19,203)	(12.5)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019 (%)	2018 (%)	2019 (%)	2018 (%)
Domestic:
Ford, Lincoln	11.2	12.6	11.4	12.5
Chevrolet, Buick, Cadillac, GMC	11.1	10.9	11.0	11.2
Chrysler, Dodge, Jeep, Ram	9.9	9.8	9.6	9.5
Domestic total	32.2	33.3	32.0	33.2
Import:
Toyota	19.9	19.1	19.5	19.1
Honda	14.4	14.3	14.5	13.9
Nissan	3.6	5.2	3.7	5.6
Other Import	7.4	7.3	7.6	7.3
Import total	45.3	45.9	45.3	45.9
Premium Luxury:
Mercedes-Benz	8.4	8.0	8.5	8.2
BMW	6.2	4.9	6.1	4.8
Lexus	2.2	2.3	2.3	2.3
Audi	2.0	2.2	2.0	2.2
Jaguar Land Rover	2.2	2.0	2.3	2.0
Other Premium Luxury	1.5	1.4	1.5	1.4
Premium Luxury total	22.5	20.8	22.7	20.9
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Capital expenditures (1)	$67.2	$103.2	$107.6	$182.7
Cash paid for acquisitions, net of cash acquired	$—	$0.8	$4.3	$2.7
Proceeds from exercises of stock options	$2.9	$0.9	$3.2	$14.2
Stock repurchases:
Aggregate purchase price	$11.2	$73.4	$44.7	$100.0
Shares repurchased (in millions)	0.3	1.6	1.3	2.1

Floorplan Assistance and Expense	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Variance	2019	2018	Variance
Floorplan assistance earned (included in cost of sales)	$27.6	$29.7	$(2.1)	$52.8	$58.2	$(5.4)
New vehicle floorplan interest expense	(35.0)	(30.4)	(4.6)	(71.4)	(56.6)	(14.8)
Net new vehicle inventory carrying benefit (cost)	$(7.4)	$(0.7)	$(6.7)	$(18.6)	$1.6	$(20.2)

Balance Sheet and Other Highlights	June 30, 2019	December 31, 2018	June 30, 2018
Cash and cash equivalents	$51.1	$48.6	$53.1
Inventory	$3,517.9	$3,650.5	$3,587.0
Total floorplan notes payable	$3,731.2	$3,997.7	$3,839.9
Non-vehicle debt	$2,440.1	$2,600.5	$2,660.1
Equity	$2,882.9	$2,716.0	$2,500.6

New days supply (industry standard of selling days)	75 days	60 days	76 days
Used days supply (trailing calendar month days)	35 days	42 days	33 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		2.84x
Covenant	less than or equal to	3.75x

Capitalization ratio		58.0%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with leases entered into during the period.
(2)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	$ Variance	% Variance	2019	2018	$ Variance	% Variance
Revenue:
New vehicle	$2,730.3	$2,894.6	$(164.3)	(5.7)	$5,183.6	$5,620.9	$(437.3)	(7.8)
Retail used vehicle	1,289.6	1,198.8	90.8	7.6	2,526.4	2,402.1	124.3	5.2
Wholesale	71.7	80.3	(8.6)	(10.7)	147.4	171.4	(24.0)	(14.0)
Used vehicle	1,361.3	1,279.1	82.2	6.4	2,673.8	2,573.5	100.3	3.9
Finance and insurance, net	253.2	244.4	8.8	3.6	487.2	480.3	6.9	1.4
Total variable operations	4,344.8	4,418.1	(73.3)	(1.7)	8,344.6	8,674.7	(330.1)	(3.8)
Parts and service	886.7	841.3	45.4	5.4	1,743.2	1,676.2	67.0	4.0
Other	38.1	38.8	(0.7)		68.4	66.5	1.9
Total revenue	$5,269.6	$5,298.2	$(28.6)	(0.5)	$10,156.2	$10,417.4	$(261.2)	(2.5)

Gross profit:
New vehicle	$123.2	$123.7	$(0.5)	(0.4)	$243.1	$252.0	$(8.9)	(3.5)
Retail used vehicle	90.0	86.2	3.8	4.4	173.2	166.9	6.3	3.8
Wholesale	6.3	4.3	2.0		11.8	8.2	3.6
Used vehicle	96.3	90.5	5.8	6.4	185.0	175.1	9.9	5.7
Finance and insurance	253.2	244.4	8.8	3.6	487.2	480.3	6.9	1.4
Total variable operations	472.7	458.6	14.1	3.1	915.3	907.4	7.9	0.9
Parts and service	405.2	379.9	25.3	6.7	795.0	754.3	40.7	5.4
Other	1.5	1.0	0.5		2.8	1.4	1.4
Total gross profit	$879.4	$839.5	$39.9	4.8	$1,713.1	$1,663.1	$50.0	3.0

Retail vehicle unit sales:
New	69,827	77,374	(7,547)	(9.8)	132,491	149,283	(16,792)	(11.2)
Used	61,665	58,993	2,672	4.5	121,666	119,243	2,423	2.0
	131,492	136,367	(4,875)	(3.6)	254,157	268,526	(14,369)	(5.4)

Revenue per vehicle retailed:
New	$39,101	$37,410	$1,691	4.5	$39,124	$37,653	$1,471	3.9
Used	$20,913	$20,321	$592	2.9	$20,765	$20,145	$620	3.1

Gross profit per vehicle retailed:
New	$1,764	$1,599	$165	10.3	$1,835	$1,688	$147	8.7
Used	$1,459	$1,461	$(2)	(0.1)	$1,424	$1,400	$24	1.7
Finance and insurance	$1,926	$1,792	$134	7.5	$1,917	$1,789	$128	7.2
Total variable operations(1)	$3,547	$3,331	$216	6.5	$3,555	$3,349	$206	6.2

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2019 (%)	2018 (%)	2019 (%)	2018 (%)
Revenue mix percentages:
New vehicle	51.8	54.6	51.0	54.0
Used vehicle	25.8	24.1	26.3	24.7
Parts and service	16.8	15.9	17.2	16.1
Finance and insurance, net	4.8	4.6	4.8	4.6
Other	0.8	0.8	0.7	0.6
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	14.0	14.7	14.2	15.2
Used vehicle	11.0	10.8	10.8	10.5
Parts and service	46.1	45.3	46.4	45.4
Finance and insurance	28.8	29.1	28.4	28.9
Other	0.1	0.1	0.2	—
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.5	4.3	4.7	4.5
Used vehicle - retail	7.0	7.2	6.9	6.9
Parts and service	45.7	45.2	45.6	45.0
Total	16.7	15.8	16.9	16.0